EXHIBIT-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of First Merchants Corporation on Form S-8 (File No. 333-159643) of our report dated September 28, 2018, on our audits of the financial statements of First Merchants Corporation Employee Stock Purchase Plan
(2009) as of June 30, 2018 and 2017, and for the years ended June 30, 2018, 2017 and 2016, which report is included in Exhibit 99.1.

/s/ BKD, LLP
Indianapolis, Indiana
September 28, 2018